J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN INSTITUTIONAL FUNDS

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement) is
made as of this 22nd day of November, 2004, by and between J.P. Morgan Mutual Fund Series, a Massachusetts business trust (Successor Trust), with its principal place of
business at 522 Fifth Avenue, New York, New York 10036, on behalf of each of its series listed in Exhibit A attached hereto (each a Successor Fund), and J.P. Morgan
Institutional Funds, a Massachusetts business trust (Predecessor Trust), with its principal place of business at 522 Fifth Avenue, New York, New York 10036, on behalf of each of its series listed in Exhibit A attached hereto (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a series of the Predecessor Trust, an open-end, investment company of the management type registered pursuant to the Investment
Company Act of 1940, as amended (1940 Act), which has been organized as a Massachusetts business trust;
WHEREAS, each of the Successor Funds has been organized as series of the Successor Trust, a Massachusetts business trust, in order to continue the business and operations of the corresponding Predecessor Fund;
WHEREAS, each Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein;
WHEREAS, this Agreement is intended to be and is adopted as
a plan of reorganization and liquidation within the meaning
of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (Code);
WHEREAS, the contemplated reorganization and liquidation
will consist of (1) the sale, assignment, conveyance,
transfer and delivery of all of the property and assets
of each of the Predecessor Funds to the corresponding Successor Fund in exchange solely for classes of shares of beneficial interest of such Successor Fund (Successor Fund Shares) corresponding to the classes of shares of beneficial interest of such Predecessor Fund (Predecessor Fund Shares), as described herein, (2) the assumption by such Successor
Fund of all liabilities of the corresponding Predecessor
Fund, and (3) the distribution of the Successor Fund Shares
to the shareholders of each corresponding Predecessor Fund,
as provided herein (Reorganization), all upon the terms
and conditions hereinafter set forth in this Agreement; WHEREAS, each Predecessor Fund currently owns securities that are substantially similar to those in which the corresponding Successor Fund is permitted to invest;
WHEREAS, the Trustees of Successor Trust have determined,
with respect to each Successor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the corresponding Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have determined, with respect to each Predecessor Fund, that the sale, assignment, conveyance, transfer and delivery
of all of the property and assets of such Predecessor
Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund pursuant to this Agreement is in the best interests of the Predecessor Trust, each of the Predecessor Funds and its shareholders and that the interests such shareholders will not be diluted as a result of this transaction; and
NOW, THEREFORE, in consideration of the premises and of
the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR FUND TO THE
CORRESPONDING SUCCESSOR FUND IN EXCHANGE FOR SUCCESSOR
FUND SHARES, THE ASSUMPTION OF ALL PREDECESSOR FUND LIABILITIES AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the other
terms and conditions herein set forth and on the basis
of the representations and warranties contained herein, Predecessor Trust, on behalf of each Predecessor Fund, agrees to sell, assign, convey, transfer and deliver
all of such Predecessor Funds property and assets, as
set forth in paragraph 1.2, to the corresponding Successor Fund, and Successor Trust, on behalf of each Successor
Fund, agrees in exchange therefor: (a) to deliver to the corresponding Predecessor Fund the number of full and fractional Successor Fund Shares corresponding to each class of the Predecessor Fund Shares as of the time and
date set forth in paragraph 3; and (b) to assume all liabilities of such Predecessor Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1
(Closing Date). Exhibit A attached hereto shows each Successor Fund and its classes of shares of beneficial interest and the corresponding Predecessor Fund and its classes of shares of beneficial interest. (Throughout this Agreement, the term Successor Fund Shares should be
read to include each class of shares of the applicable Successor Fund, and each reference to Successor Fund Shares in connection with a Predecessor Fund should be read to include each class of beneficial interest of the corresponding Successor Fund.)
1.2	The property and assets of each Predecessor Fund
to be sold, assigned, conveyed, transferred and delivered
to and acquired by Successor Trust, on behalf of the corresponding Successor Fund, shall consist of all assets and property, including, without limitation,
all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by such Predecessor Fund and any deferred or
prepaid expenses shown as an asset on the books of such Predecessor Fund on the Valuation Date as defined in paragraph 2.1 (collectively, with respect to each
Predecessor Fund separately, Assets).  The Predecessor
Fund will sell, assign, convey, transfer and deliver to
the Successor Fund any rights, stock dividends, or other securities received by the Predecessor Fund after the
Closing Date as stock dividends or other distributions
on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred
to the Successor Fund at the Closing Date and shall not
be separately valued, in which case any such distribution
that remains unpaid as of the Closing Date shall be
included in the determination of the value of the assets
of the Predecessor Fund acquired by the Successor Fund.
1.3	Predecessor Trust, on behalf of each Predecessor
Fund, will make reasonable efforts to discharge all of
its known liabilities and obligations prior to the
Valuation Date.  Successor Trust, on behalf of each
Successor Fund, shall assume all of the liabilities of the corresponding Predecessor Fund, whether accrued or contingent, known or unknown, existing at the Valuation
Date (collectively, with respect to each Predecessor
Fund separately, Liabilities).
1.4.	Immediately upon delivery to the Predecessor
Fund of the Successor Fund Shares, the Predecessor Fund,
as the then sole shareholder of the Successor Fund, shall
(a) approve the advisory agreement with respect to the Successor Fund, and (b) approve the distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect
to each applicable class of Successor Fund Shares.
1.5	Immediately following the actions contemplated
by paragraph 1.4, the Predecessor Trust shall take such actions necessary to complete the liquidation of each Predecessor Fund. To complete the liquidation, the Predecessor Trust, on behalf of the Predecessor Fund, shall (a) distribute to its shareholders of record with respect to each class of Predecessor Fund Shares as of the Closing, as defined in paragraph 3.1 (Predecessor
Fund Shareholders), on a pro rata basis within that
class, the Successor Fund Shares of the corresponding
class received by the Predecessor Trust, on behalf of
the Predecessor Fund, pursuant to paragraph 1.1 and
(b) completely liquidate. Such liquidation shall be accomplished, with respect to each class of Predecessor
Fund Shares, by the transfer of the corresponding
Successor Fund Shares then credited to the account of
the Predecessor Fund on the books of the Successor
Fund to open accounts on the share records of the
Successor Fund in the names of the Predecessor Fund Shareholders. The aggregate net asset value of each class of Successor Fund Shares to be so credited to
each corresponding class of Predecessor Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Predecessor Fund Shares
 of the corresponding class owned by Predecessor Fund Shareholders on the Closing Date. All issued and outstanding Predecessor Fund Shares will be canceled
on the books of the Predecessor Fund.  No Successor
Fund shall issue certificates representing any class
of Successor Fund Shares in connection with such exchange.
1.6	Ownership of Successor Fund Shares will be shown
on the books of each Successor Funds transfer agent.
1.7	Any reporting responsibility of a Predecessor Fund,
including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (Commission), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of such Predecessor Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor Fund
shall be determined as of the time for calculation of its
net asset value as set forth in the then-current prospectus for the Predecessor Fund on the Closing Date (such time and date being hereinafter called the Valuation Date), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to each
Predecessor Fund and valuation procedures established by Predecessor Trusts Board of Trustees.
2.2	All computations of value shall be made by JPMorgan
Chase Bank, N.A., in its capacity as fund accountant for
each Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005, or
such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement (Closing) shall be deemed to take place simultaneously as of the close of business on the Closing
Date unless otherwise agreed to by the parties.  The
close of business on the Closing Date shall be as of
5:00 p.m., Eastern Time.  The Closing shall be held at
the offices of Successor Trust or at such other time and/or place as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan Chase
Bank, N.A., as custodian for each Predecessor Fund (Predecessor Fund Custodian), to deliver to Successor
Trust, at the Closing, a certificate of an authorized
officer stating that (i) the Assets of each Predecessor
Fund have been delivered in proper form to the
corresponding Successor Fund within two business days
prior to or on the Closing Date, and (ii) all necessary
taxes in connection with the delivery of the Assets of each Predecessor Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Predecessor
Funds portfolio securities represented by a certificate
or other written instrument shall be presented by the Predecessor Fund Custodian to JPMorgan Chase Bank, N.A.
as the custodian for the corresponding Successor Fund (Successor Fund Custodian). Such presentation shall be made for examination no later than five (5) business
days preceding the Closing Date, and such certificates
and other written instruments shall be transferred and delivered by each Predecessor Fund as of the Closing Date for the account of the corresponding Successor Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  Each
Predecessor Funds Assets held in book-entry form with
a securities depository, as defined in Rule 17f-4 of
the 1940 Act, shall be transferred by the Predecessor
Fund Custodian to the Successor Fund Custodian for the
account of the corresponding Successor Fund as of the
Closing Date by book entry, in accordance with the
customary practices of the Predecessor Fund Custodian
and of each such securities depository.  The cash to
be transferred by each Predecessor Fund shall be
delivered by wire transfer of federal funds on the
Closing Date.
3.3	Predecessor Trust shall direct the transfer
agent for each Predecessor Fund (Transfer Agent) to
deliver to Successor Trust at the Closing a certificate
of an authorized officer stating that its records contain
the name and address of each Predecessor Fund Shareholder
and the number and percentage ownership of each
outstanding class of Predecessor Fund Shares owned by
each such shareholder immediately prior to the Closing.
Each Successor Fund shall deliver to the Secretary of
the corresponding Predecessor Fund a confirmation
evidencing that (a) the appropriate number of Successor
Fund Shares have been credited to such Predecessor
Funds account on the books of such Successor Fund
pursuant to paragraph 1.1 prior to the actions
contemplated by paragraph 1.4 and (b) the appropriate
number of Successor Fund Shares have been credited to
the accounts of the Predecessor Fund Shareholders on
the books of such Successor Fund pursuant to paragraph 1.5.
At the Closing, each Predecessor Fund shall deliver
to the corresponding Successor Fund such bills of
sale, checks, assignments, share certificates, if
any, receipts or other documents as such Successor
Fund or its counsel may reasonably request.
	3.4	In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary
trading market for portfolio securities of a Predecessor
Fund (each, an Exchange) shall be closed to trading
or trading thereupon shall be restricted, or (b)
trading or the reporting of trading on such Exchange
or elsewhere shall be disrupted so that, in the judgment
of the Board of Trustees of Successor Trust and the
Board of Trustees of Predecessor Trust, accurate
appraisal of the value of the net assets of such
Predecessor Fund is impracticable, the Closing Date
shall be postponed until the first Friday (that is
also a business day) after the day when trading shall
have been fully resumed and reporting shall have been
restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the
Successor Trust in Schedule 4.1 of this Agreement,
the Predecessor Trust, on behalf of each Predecessor
Fund, represents and warrants to Successor Trust as
follows:
(a)	Each Predecessor Fund is duly established as
a series of the Predecessor Trust, which is a business
trust duly organized, existing and in good standing
under the laws of the Commonwealth of Massachusetts,
with power under the Predecessor Trusts Declaration
of Trust (Charter), to own all of its Assets and to
carry on its business as it is being conducted as of
the date hereof.  Predecessor Trust is not required
to qualify as a foreign trust or association in any
has so qualified or in which a failure to so qualify
would not have a material adverse effect.  Predecessor
Trust has all necessary federal, state and local
authorization to carry on its business as now being
conducted and to fulfill the terms of this Agreement,
except as set forth in paragraph 4.1(c).  The obligations
of Predecessor Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities,
and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Predecessor Trust personally, but bind only the assets of Predecessor
Trust and all persons dealing with any series or fund
of Predecessor Trust, such as the Predecessor Funds,
must look solely to the assets of Predecessor Trust
belonging to such series or fund for the enforcement
of any claims against Predecessor Trust.
(b)	Predecessor Trust is a registered investment
company classified as a management company of the
open-end type, and its registration with the Commission
as an investment company under the 1940 Act, and the registration of each class of Predecessor Fund Shares under the Securities Act of 1933, as amended
(1933 Act), is in full force and effect.
(c)	No consent, approval, authorization, or order
of any court or governmental authority is required for
the consummation by the Predecessor Funds of the
transactions contemplated herein, except such as may
be required under the 1933 Act, the Securities
Exchange Act of 1934, as amended (1934 Act), the 1940
Act, state securities laws and the Hart-Scott-Rodino Act.
(d)	The current prospectus and statement of
additional information of each Predecessor Fund (true
and correct copies of which have been delivered to the Successor Trust) and each prospectus and statement of additional information of each Predecessor Fund used at all times prior to the date of this Agreement
conforms or conformed at the time of its use in all
material respects to the applicable requirements of
the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder and does not
or did not at the time of its use include any untrue
statement of a material fact or omit to state any
material fact required to be stated therein or
necessary to make the statements therein, in light
of the circumstances under which they were made,
not materially misleading.
(e)	On the Closing Date, the Predecessor Trust,
on behalf of each Predecessor Fund, will have good
and marketable title to the Assets and full right,
power, and authority to sell, assign, convey, transfer
and deliver such Assets hereunder free of any
liens or other encumbrances, and upon delivery and
payment for the Assets, the Successor Trust, on
behalf of each corresponding Successor Fund, will
acquire good and marketable title thereto, subject
to no restrictions on the full transfer thereof,
including such restrictions as might arise under
the 1933 Act.
(f)	None of the Predecessor Funds is engaged
currently, and the execution, delivery and performance
of this Agreement will not result, (i) in a material
violation of the Charter or by-laws of Predecessor
Trust or of any agreement, indenture, instrument,
contract, lease or other undertaking to which the
Predecessor Trust, on behalf of any of the Predecessor
Funds, is a party or by which it is bound, or (ii)
the acceleration of any material obligation, or the
imposition of any material penalty, under any
agreement, indenture, instrument, contract, lease,
judgment or decree to which the Predecessor Trust,
on behalf of any of the Predecessor Funds, is a
party or by which it is bound.
(g)	All material contracts or other commitments
of the Predecessor Funds (other than this Agreement,
contracts listed in Schedule 4.1 and certain
investment contracts, including options, futures, and
forward contracts) will terminate without liability
to the Predecessor Funds on or prior to the Closing
Date.  Each contract listed in Schedule 4.1 is a
valid, binding and enforceable obligation of each
party thereto (assuming due authorization, execution
and delivery by the other parties thereto) and the
assignment by each Predecessor Fund to the
corresponding Successor Fund of each such contract
will not result in the termination of such contract,
any breach or default thereunder or the imposition
of any penalty thereunder.
(h)	No litigation or administrative proceeding
or investigation of or before any court or
governmental body is presently pending or, to the
Predecessor Trusts knowledge, threatened against
Predecessor Trust, with respect to any Predecessor
Fund or any of its properties or assets, that, if
adversely determined, would materially and adversely
affect its financial condition or the conduct of its
business.  Predecessor Trust, on behalf of the
Predecessor Funds, knows of no facts which might form
the basis for the institution of such proceedings and
is not a party to or subject to the provisions of any
order, decree or judgment of any court or governmental
body which materially and adversely affects its
business or its ability to consummate the transactions
herein contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the Predecessor
Funds as included in the most recent Annual Report to Shareholders for each of the Predecessor Funds (as to each Predecessor Fund, the Annual Statement), have
been audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the
United States of America (GAAP) consistently applied,
and such statements (true and correct copies of which
have been furnished to the Successor Trust) present fairly,
in all material respects, the financial condition of
each of the Predecessor Funds as of the date of the
Annual Statements in accordance with GAAP, and there
are no known contingent, accrued or other liabilities
of the Predecessor Funds required to be reflected on
a balance sheet (including the notes thereto) in
accordance with GAAP as of the date of the Annual
Statements that are not disclosed therein.
The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each of the Predecessor Funds, as included or to be included in the most recent Semi-Annual Report
to shareholders for each of the Predecessor Funds since
the date of the Annual Statements (as to each Predecessor Fund, the Semi-Annual Statements) (unaudited), are or will be when sent to Predecessor Fund shareholders
in the regular course in accordance with GAAP
consistently applied, and such statements (true and
correct copies of which have been or will be furnished
to the Successor Trust) present or will present fairly,
in all material respects, the financial condition of
each of the Predecessor Funds as of the date of the Semi-Annual Statements in accordance with GAAP, and all known contingent, accrued or other liabilities of
the Predecessor Funds required to be reflected on a
balance sheet (including the notes thereto) in
accordance with GAAP as of such date are or will be
disclosed therein.
(j)	Since the date of the Annual Statement, there
has not been any material adverse change in each
Predecessor Funds financial condition, assets,
Liabilities or business, other than changes occurring
in the ordinary course of business, or any incurrence
by the Predecessor Fund of indebtedness, other than indebtedness incurred in the ordinary course of business in accordance with the Predecessor Funds
investment restrictions. For the purposes of this subparagraph (j), a decline in net asset value per share of Predecessor Fund Shares due to declines in
market values of securities held by the Predecessor
Fund, the discharge of Predecessor Funds liabilities,
or the redemption of Predecessor Fund Shares by
shareholders of the Predecessor Fund shall not
constitute a material adverse change.
(k)	On the Closing Date, all federal and other
tax returns, dividend reporting forms, and other
tax-related reports of each of the Predecessor Funds
required by law to have been filed by such date
(including any extensions) shall have been filed and
are or will be correct in all material respects, and
all federal and other taxes shown as due or required
to be shown as due on said returns and reports shall
have been paid or provision shall have been made for
the payment thereof and, to the best of the Predecessor
Trusts knowledge, no such return is currently under
audit and no assessment has been asserted with respect
to such returns.
(l)	For each taxable year of its operation
(including the taxable year that includes the Closing
Date), each of the Predecessor Funds has met the
requirements of Subchapter M of the Code for
qualification and treatment as a regulated investment
company, has elected to be treated as such, and has
been eligible to compute and has computed its federal
income tax under Section 852 of the Code.
(m)	All issued and outstanding Predecessor Fund
Shares are, and on the Closing Date will be, duly
authorized and validly and legally issued and
outstanding, fully paid and non-assessable by Predecessor Trust and have been offered and sold in every state, territory and the District of Columbia in compliance
in all material respects with applicable registration requirements of all applicable federal and state securities laws. All of the issued and outstanding Predecessor Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth
in the records of the Transfer Agent, on behalf of the Predecessor Fund, as provided in paragraph 3.3.
None of the Predecessor Funds have outstanding any
options, warrants or other rights to subscribe for
or purchase any of the Predecessor Fund Shares, nor
is there outstanding any security convertible into
any of the Predecessor Fund Shares.  The Predecessor
Fund will review its assets to ensure that at any
time prior to the Closing Date its assets do not
include any assets that the Successor Fund is not
permitted, or reasonably believes to be unsuitable
for it, to acquire, including without limitation any
security that, prior to its acquisition by the
Predecessor Fund, is unsuitable for the Successor
Fund to acquire.
(n)	The execution, delivery and performance of
this Agreement, and the transactions contemplated
herein, have been duly authorized by all necessary
action on the part of the Board of Trustees of
Predecessor Trust and by the approval of the
Predecessor Funds shareholders, as described in
paragraph 8.1, and this Agreement constitutes a valid
and binding obligation of the Predecessor Trust, on
behalf of the Predecessor Fund, enforceable in
accordance with its terms, subject, as to enforcement,
to bankruptcy, insolvency, reorganization, moratorium
and other laws relating to or affecting creditors
rights and to general equity principles.
(o)	The Proxy Statement (as defined in paragraph
5.2), insofar as it relates to the Predecessor Funds,
will on the date thereof and at all times prior to the conclusion of the shareholder meeting to which the
Proxy Statement relates (i) not contain any untrue
statement of a material fact or omit to state a material
fact required to be stated therein or necessary to
make the statements therein, in light of the circumstances under which such statements were made, not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions
from the Proxy Statement made in reliance upon and in conformity with information that was furnished by
Successor Trust for use therein) and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and
regulations thereunder.  The information to be furnished
by each of the Predecessor Funds for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.),
which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.
4.2	Except as has been fully disclosed to the
Predecessor Trust in Schedule 4.2, the Successor Trust,
on behalf of each Successor Fund, represents and warrants
to the  Predecessor Trust as follows:
(a)	Each Successor Fund is duly established as a
series of the Successor Trust, which is a business trust
duly organized, existing, and in good standing under
the laws of the Commonwealth of Massachusetts with the
power under Successor Trusts Declaration of Trust to
own all of its properties and assets and to carry on its business as contemplated by this Agreement. The Successor Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which
a failure to so qualify would not have a material
adverse effect.  The Trust has all necessary federal,
state and local authorization to carry on its business
as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.2(b).
The obligations of Successor Trust entered into in the
name or on behalf thereof by any of the Trustees,
officers, employees or agents are made not individually,
but in such capacities, and are not binding upon any of
the Trustees, officers, employees, agents or shareholders
of Successor Trust personally, but bind only the assets
of Successor Trust and all persons dealing with any
series or fund of Successor Trust, such as the Successor Funds, must look solely to the assets of Successor Trust belonging to such series or fund for the enforcement of any claims against Successor Trust.
(b)	No consent, approval, authorization, or order of
any court or governmental authority is required for the consummation by the Successor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has no assets or
liabilities and has carried on no business activities
prior to the date first shown above. Prior to the Closing Date, none of the Successor Funds will have any assets or liabilities or will have carried on any business activities.
(d) 	None of the Successor Funds is currently engaged
in any activities and the execution, delivery and
performance of this Agreement will not result, in (i) a material violation of the Successor Trusts Declaration of Trust or by-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Trust, on behalf of any of the Successor
Funds, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Successor Trust, on behalf of any of the Successor
Funds, is a party or by which it is bound.
(e)	No litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to the Successor Trusts knowledge, threatened against Successor Trust, with respect to any of the Successor Funds or its properties or assets, that, if adversely determined, would materially and adversely affect the Successor Funds financial condition or the
conduct of its business. The Successor Trust, on behalf
of each of the Successor Funds, knows of no facts which
might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Successor Funds business or its ability to consummate the transactions herein contemplated.
(f)	Upon consummation of the Reorganization, all issued
and outstanding Successor Fund Shares will be duly
authorized and validly and legally issued and outstanding, fully paid and non-assessable by Successor Trust and will have been offered and sold in every state, territory and
the District of Columbia in compliance in all material respects with applicable registration requirements of the
1933 Act and other securities laws. None of the Successor Funds have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund
Shares, nor is there outstanding any security convertible
into any Successor Fund Shares.
(g)	The execution, delivery and performance of this
Agreement, and the transaction contemplated herein, have
been duly authorized by all necessary action on the part
of the Board of Trustees of the Successor Trust, and this Agreement constitutes a valid and binding obligation of Successor Trust, on behalf of each of the Successor Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(h)	The information to be furnished by each of the
Successor Funds for use in the registration statements,
proxy materials and other documents that may be necessary
in connection with the transactions contemplated hereby
shall be accurate and complete in all material respects
and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
		(i)	The current prospectus and statement
of additional information of each Successor Fund (true and correct copies of which have been delivered to Predecessor Trust, conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

		(j)	To the best knowledge of Successor
Trust, on behalf of each Successor Fund, the Successor
Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its Federal income tax under Section 852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor Fund,
and the Successor Trust, on behalf of each Successor Fund, respectively, hereby further covenant as follows:
5.1	Each Predecessor Fund covenants that it will
operate its business in the ordinary course between the
date hereof and the Closing Date, it being understood
that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2	Predecessor Trust will call a meeting of the
shareholders of each Predecessor Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. In addition, the Predecessor Trust will, on behalf of each Predecessor Fund, prepare, file with the Commission, and deliver to the shareholders of such Predecessor Fund in connection with such meeting a proxy statement on Schedule 14A (Proxy Statement) in compliance in all material respects with the provisions of the 1934 Act and the 1940
Act and the rules and regulations thereunder.
5.3	Each Predecessor Fund covenants that the Successor
Fund Shares to be acquired by such Predecessor Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4	Each Predecessor Fund will assist the corresponding
Successor Fund in obtaining such information as such Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund Shares.
5.5	Subject to the provisions of this Agreement, each
Successor Fund and the corresponding Predecessor Fund covenant to take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6	Each Successor Fund will provide to the corresponding
Predecessor Fund such information regarding such Successor Fund as may be reasonably necessary for the preparation of the Proxy Statement in compliance with the 1934 Act and the 1940 Act and the rules and regulations thereunder.
5.7	Each Successor Fund and the corresponding Predecessor
Fund covenant to use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
5.8	The Predecessor Trust, on behalf of each Predecessor
Fund, covenants that it will, from time to time, as and
when reasonably requested by the Successor Trust, execute
and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Successor Trust, on behalf of such Successor Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) the Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.
5.9	Each Successor Fund covenants to use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date.
	5.10	  The Successor Trust shall not change its
Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf of
each Predecessor Fund, to consummate the transactions
provided for herein shall be subject, at Predecessor Trusts election, to the performance by the Successor Trust, on behalf of the corresponding Successor Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following
further conditions:
6.1	All representations and warranties of the Successor
Trust, on behalf of such Successor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as
if made on and as of the Closing Date.
6.2	The Successor Trust, on behalf of such Successor
Fund, shall have performed all of the covenants and
complied with all of the provisions required by this
Agreement to be performed or complied with by the Successor Trust, on behalf of such Successor Fund, on or before the Closing Date.
6.3	Successor Trust shall have executed and delivered
an assumption of the Liabilities and all such other
agreements and instruments as Predecessor Trust may
reasonably deem necessary or desirable in order to vest
in and confirm (a) Predecessor Trusts title to and
possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts assumption of all of and purpose of this Agreement.
6.4 	The Successor Trust, on behalf of such Successor
Fund, shall have delivered to such Predecessor Fund a certificate executed in the name of such Successor Fund by the Successor Trusts President or Vice President and
its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Predecessor Trust and dated as of the
Closing Date, as to the matters set forth in paragraphs
6.1 and 6.2 and as to such other matters as Predecessor
Trust shall reasonably request.
6.5	Such Predecessor Fund and such Successor Fund shall
have agreed on the number of full and fractional Successor
Fund Shares to be issued in connection with the
Reorganization after such number has been calculated in accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
SUCCESSOR FUND
The obligations of the Successor Trust, on behalf of each Successor Fund, to complete the transactions provided for herein shall be subject, at the Successor Trusts election, to the performance by the Predecessor Trust, on behalf of
the corresponding Predecessor Fund, of all of the
obligations to be performed by it hereunder on or before
the Closing Date and, in addition thereto, the following
conditions:
7.1	All representations and warranties of the
Predecessor Trust, on behalf of such Predecessor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except
as they may be affected by the transactions contemplated
by this Agreement, as of the Closing Date, with the same
force and effect as if made on and as of the Closing Date.
7.2	The Predecessor Trust, on behalf of such Predecessor
Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Predecessor Trust,
on behalf of such Predecessor Fund, on or before the
Closing Date.
7.3	The Predecessor Trust shall have delivered to such
Successor Fund a statement of the Assets and Liabilities,
as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Predecessor Trust. Predecessor Trust shall have executed and delivered all such assignments and other instruments of transfer as
Successor Trust may reasonably deem necessary or desirable
in order to vest in and confirm (a) Predecessor Trusts
title to and possession of the Successor Fund Shares to
be delivered hereunder and (b) Successor Trusts title to
and possession of all the Assets and to otherwise to carry
out the intent and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of such Predecessor
Fund, shall have delivered to the Successor Trust a certificate executed in the name of the Predecessor Trust, on behalf of such Predecessor Fund, and by the Predecessor Trusts
President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the
Successor Trust and dated as of the Closing Date, as to
the matters set forth in paragraphs 7.1 and 7.2 and as to
such other matters as Successor Trust shall reasonably
request.
7.5	Such Predecessor Fund and such Successor Fund shall
have agreed on the number of full and fractional Successor
Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH SUCCESSOR FUND AND EACH CORRESPONDING PREDECESSOR
FUND If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Predecessor Trust, on behalf of each Predecessor Fund, or the Successor Trust, on behalf of each Successor
Fund, the other party to this Agreement shall be
entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
8.1	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote
of the holders of the outstanding shares of such
Predecessor Fund, in accordance with the provision of
the Charter and by-laws of the Predecessor Trust,
applicable state law and the 1940 Act, and certified
copies of the resolutions evidencing such approval shall
have been delivered to Successor Trust. Notwithstanding anything herein to the contrary, neither the Successor
Trust nor the Predecessor Trust may waive the condition
set forth in this paragraph 8.1.
8.2	On the Closing Date no action, suit or other
proceeding shall be pending or, to the Successor
Trusts or to the Predecessor Trusts knowledge,
threatened before any court or governmental agency in
which it is sought to restrain or prohibit, or obtain
damages or other relief in connection with, this
Agreement or the transactions contemplated herein.
8.3	All consents of other parties and all other
consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Successor
Trust or the Predecessor Trust to permit consummation,
in all material respects, of the transactions
contemplated hereby shall have been obtained, except
where failure to obtain any such consent, order or permit
would not involve a risk of a material adverse effect
on the assets or properties of such Successor Fund or
such Predecessor Fund, provided that either party hereto
may for itself waive any of such conditions.
8.4	The registration statement with respect to the
Successor Fund Shares under the 1933 Act shall be
effective, and no stop order suspending the effectiveness
of such registration statement shall have been issued
and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated
under the 1933 Act.
8.5	The parties shall have received the opinion of
Dechert LLP dated the Closing Date, substantially to the
effect that, based upon certain facts, assumptions,
and representations made by the Predecessor Trust, on
behalf of each Predecessor Fund, the Successor Trust, on
behalf of each Successor Fund, and their respective
authorized officers, (i) the transaction contemplated by
this Agreement will constitute a reorganization within
the meaning of Section 368(a) of the Code, and the
Successor Fund and the Predecessor Fund will each be a
party to a reorganization within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be recognized
by the Successor Fund upon receipt of the Assets in
exchange for the Successor Fund Shares and the assumption
by the Successor Fund of the Liabilities; (iii) the basis
in the hands of the Successor Fund in the Assets will be
the same as the basis of the Predecessor Fund in the
Assets immediately prior to the transfer thereof; (iv)
the holding periods of the Assets in the hands of the
Successor Fund will include the periods during which the
Assets were held by the Predecessor Fund; (v) no gain or
loss will be recognized by the Predecessor Fund upon the transfer of the Assets to the Successor Fund in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all of the Liabilities, or upon the distribution of the Successor Fund Shares by the Predecessor Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Predecessor Fund shareholders upon the exchange of their Predecessor Fund Shares for the Successor
 Fund Shares; (vii) the aggregate basis of the Successor
Fund Shares that each Predecessor Fund shareholder receives
in connection with the transaction will be the same as
the aggregate basis of his or her Predecessor Fund
Shares exchanged therefor; (viii) an Predecessor Fund shareholders holding period for his or her Successor
Fund Shares will be determined by including the period
for which he or she held the Predecessor Fund Shares
exchanged therefore, provide that he or she held such Predecessor Fund Shares as capital assets; and (ix) the Successor Fund will succeed to, and take into account
(subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the
Regulations thereunder) the items of the Predecessor
Fund described in Section 381(c) of the Code.  The
opinion will not address whether gain or loss will be recognized with respect to any contracts subject to
Section 1256 of the Code in connection with the
reorganization.  The delivery of such opinion is
conditioned upon receipt by Dechert LLP of representations
it shall request of the Successor Trust and the
Predecessor Trust.  Notwithstanding anything herein
to the contrary, neither the Successor Trust nor the Predecessor Trust may waive the condition set forth in this paragraph 8.5.
	8.6	The Assets will include no assets which
the Successor Fund, by reason of limitations contained in Successor Trusts Declaration of Trust or of investment restrictions disclosed in such Successor
Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing
Date, may not properly acquire.

9.	INDEMNIFICATION
	9.1	The Successor Trust, out of each Successor
Funds assets and property (including any amounts paid to the Successor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor
Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense
(or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor
Trust (or the Successor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2	The Predecessor Trust, out of each
Predecessor Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Predecessor Trust (or the Predecessor
Fund) is not (a) in violation of any applicable law or
(b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each Successor
Fund, and the Predecessor Trust, on behalf of each Predecessor Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
10.2	The expenses relating to the Reorganization will
be borne by J.P. Morgan Investment Management Inc.  The
costs of the Reorganization shall include, but not be
limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement, legal fees,
accounting fees, securities registration fees, and costs
of holding shareholders meetings.  Notwithstanding any
of the foregoing, expenses will in any event be paid by
the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of
Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor Trust agree
that neither party has made any representation, warranty or covenant, on behalf of either a Successor Fund or a Predecessor Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement
between the parties.
11.2	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of each Successor Fund in Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board of Trustees of the Successor Trust or the Board of Trustees of the Predecessor Trust, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to a Successor Fund or a Predecessor Fund, respectively.
13.	AMENDMENTS
This Agreement may be amended, modified or supplemented
in such manner as may be deemed necessary or advisable by
the authorized officers of Predecessor Trust and the
Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be
in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows: if to the Successor Trust or the Predecessor Trust, at the address set forth in the preamble to this Agreement, in each case to the attention of Nina O. Shenker and with a copy to Sullivan & Cromwell, 125 Broadway, New York, NY 10004, attn.: John E. Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings contained in
this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of
this Agreement.
15.2	This Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
15.3	This Agreement shall bind and inure to the benefit
of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.
Nothing herein expressed or implied is intended or shall
be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
	15.4	The warranties, representations, and
agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several (and not joint, or joint and several) basis.

	15.5	Pursuant to Rule 145 under the 1933 Act, the
Predecessor Fund will, in connection with the issuance of any Successor Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person
(if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO SUCCESSOR FUND OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUCCESSOR FUND, SUCH REGISTRATION IS NOT REQUIRED;

and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice
President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto



J.P. MORGAN INSTITUTIONAL FUNDS, on behalf of each of its
series listed in Exhibit A attached hereto
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:



Exhibit A

J.P. Morgan Institutional Funds
J.P. Morgan Mutual Fund Series
Predecessor Funds

Successor Funds
JPMorgan Bond Fund -- Select, Institutional, Class A, Class B,
Class C and Ultra
JPMorgan Bond Fund -- Select, Institutional, Class A, Class B,
Class C and Ultra
JPMorgan Disciplined Equity Fund -- Select, Institutional,
Class A and Ultra
JPMorgan Disciplined Equity Fund -- Select, Institutional,
Class A and Ultra
JPMorgan Diversified Fund -- Select, Institutional, Class A,
Class B and Class C
JPMorgan Diversified Fund -- Select, Institutional, Class A,
Class B and Class C
JPMorgan Fleming Emerging Markets Equity Fund -- Select, Institutional, Class A and Class B
JPMorgan Fleming Emerging Markets Equity Fund -- Select, Institutional, Class A and Class B
JPMorgan Fleming International Opportunities Fund -- Select, Institutional, Class A and Class B
JPMorgan Fleming International Opportunities Fund -- Select, Institutional, Class A and Class B
JPMorgan Fleming International Value Fund -- Select, Institutional, Class A and Class B
JPMorgan Fleming International Value Fund -- Select, Institutional, Class A and Class B
JPMorgan Global Strategic Income Fund -- Select,
Institutional, Class A, Class B, Class C and Class M
JPMorgan Global Strategic Income Fund -- Select, Institutional, Class A, Class B, Class C and Class M
JPMorgan Short Term Bond Fund -- Select, Institutional and
Class A
JPMorgan Short Term Bond Fund -- Select, Institutional and
Class A
JPMorgan Tax Aware Short-Intermediate Income Fund -- Select and Institutional
JPMorgan Tax Aware Short-Intermediate Income Fund -- Select and Institutional
JPMorgan U.S. Equity Fund -- Select, Institutional, Class A, Class B, Class C and Ultra
JPMorgan U.S. Equity Fund -- Select, Institutional, Class A, Class B, Class C and Ultra
JPMorgan U.S. Small Company Fund -- Select and Institutional JPMorgan U.S. Small Company Fund -- Select and Institutional



Schedule 4.1

None.














































						Schedule 4.2

None.





16




278998.1.03

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18